UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2010

INTERMUNE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-29801	94-3296648
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3280 Bayshore Boulevard

Brisbane, CA 94005

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (415) 466-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On October 6, 2010, InterMune, Inc. (“InterMune”) announced that it had entered into a definitive agreement with Hoffmann-La Roche Inc. and F. Hoffmann-La Roche Ltd. (together, “Roche”) to sell its worldwide development and commercialization rights to danoprevir to Roche for $175.0 million in cash. A copy of the press release, titled “InterMune Sells Danoprevir Rights to Roche for $175 Million” is filed as Exhibit 99.1 to this report.

Separately, on October 6, 2010, InterMune announced its intention to submit its response by the end of October 2010 to the Day 120 List of Questions of the European Medicines Agency in regard to its European Marketing Authorization Application for pirfenidone.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release, titled “InterMune Sells Danoprevir Rights to Roche for $175 Million,” dated October 6, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 6, 2010	INTERMUNE, INC.

	By:	/s/ John C. Hodgman
John C. Hodgman
Senior Vice President of Finance Administration and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, titled “InterMune Sells Danoprevir Rights to Roche for $175 Million,” dated October 6, 2010.